EXHIBIT 16.1

Anderson Bradshaw PLLC
5296 South Commerce Drive, Suite 300
Salt Lake City, UT 84107

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

December 10, 2012

Dear Sir/Madam:

We have read the statements included in Amendment No. 1 to the Current Report on Form 8-K dated November 27, 2012 of   REO Plus, Inc. to be filed with the Securities and Exchange Commission on or about December 10, 2012,  and are in agreement with the statements contained in Item 4.01 insofar as they relate to our firm.

Very truly yours,

/s/ Anderson Bradshaw PLLC
Anderson Bradshaw PLLC
Salt Lake City, UT 84107